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                                                                      Exhibit 32

                   Certification of Chief Accounting Officer
                        Pursuant to Rule 13a-14(b) under
                the Securities Exchange Act of 1934 and Section
              1350 of Chapter 63 of Title 18 of United States Code

     We, Harris A. Shapiro and Irene J. Marino, do hereby certify that:

     1. This annual report of PerfectData Corporation containing the financial statements for the years ended March 31, 2004 and 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C.
78m) and

     2. The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of PerfectData Corporation.



Date:    September 9, 2004


                                                 /s/ Harris A. Shapiro
                                                     Harris A. Shapiro
                                                     Chairman of the Board and
                                                     Chief Executive Officer




                                                 /s/ Irene J. Marino_
                                                     Irene J. Marino
                                                     Vice President, Finance,
                                                     Chief Financial Officer and
                                                     Chief Accounting Officer









A signed original of this written statement required by Section 906 has been provided to PerfectData Corporation and will be retained by PerfectData Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

                E-8
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